UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2014

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue Pittsburgh, Pennsylvania	15219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 227-2001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 7, 2014, Koppers Inc. and its wholly–owned subsidiary Koppers Ashcroft Inc. (“Buyer”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Tolko Industries Ltd. (“Tolko”) for the acquisition by Buyer from Tolko of Tolko’s crosstie treating business and related manufacturing facility located near Ashcroft, British Columbia, Canada. The aggregate purchase price is CAD$31.5 million, subject to adjustments for closing working capital. The acquisition is expected to be funded primarily by cash on hand. Consummation of the acquisition is subject to customary closing conditions. Closing is expected to occur within thirty days.

The press release announcing the signing of the Purchase Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed or furnished, as applicable, herewith:

Exhibit No.	Description

99.1	Press Release dated January 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2014

KOPPERS HOLDINGS INC.

By:	/s/ Leroy M. Ball
Leroy M. Ball
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

99.1	Press Release dated January 8, 2014.	Furnished herewith.